EXHIBIT 99.1

LivaNova Reports Fourth Quarter and
Full-Year 2016 Results

London, March 1, 2017 – LivaNova PLC (NASDAQ:LIVN; LSE: LIVN) ("LivaNova" or the "Company"), a market-leading medical technology and innovation company, today reported results for the fourth quarter and full year ended December 31, 2016.

For the fourth quarter of 2016, worldwide sales were $311 million, a decrease of 2.3 percent on a reported basis and a decrease of 1.6 percent on a constant-currency basis, as compared to the previous year.  On a U.S. Generally Accepted Accounting Principles (GAAP) basis, fourth quarter 2016 loss per share was ($0.61).  Fourth quarter 2016 adjusted diluted earnings per share were $0.85.  For full-year 2016, worldwide sales were $1.2 billion, an increase of 0.8 percent on a reported basis and increase of 1.0 percent on a constant-currency basis, as compared to the previous year.  On a GAAP basis, full-year 2016 loss per share was ($1.29).  Full-year 2016 adjusted diluted earnings per share were $3.05.

"Despite it being a challenging year for top-line growth, we were able to deliver adjusted earnings per share at the high end of our projected range," said Damien McDonald, chief executive officer.  "2016 was LivaNova's first full year as a public company and we made significant progress in many areas – launching several key products, driving merger and restructuring synergies, aligning inventory levels and consolidating balance sheet strength.  We implemented numerous measures to reinforce our foundation and simplify our business model.  This positions LivaNova for a stronger future, driving sustainable growth, continued financial leverage and value to our shareholders."

Fourth Quarter 2016 Results

The following table highlights worldwide sales for the fourth quarter of 2016 compared to the same period in 2015:

	Three Months Ended December 31,		% Change	Constant Currency % Change
In $ millions	2016	2015
Cardiopulmonary	$124.7	$130.0	(4.0%)	(3.4%)
Heart Valves	34.0	34.9	(2.6%)	(2.2%)
Cardiac Surgery	158.7	164.9	(3.7%)	(3.2%)
Cardiac Rhythm Management	61.0	60.7	0.6%	1.3%
Neuromodulation	90.5	91.5	(1.1%)	(0.3%)
Other	0.4	0.9	(54.7%)	(53.5%)
Total Net Sales	$310.6	$318.0	(2.3%)	(1.6%)

•	Numbers may not add due to rounding. Constant currency % change is considered a non-GAAP metric.

For discussion purposes, all sales growth rates below reflect comparable, constant currency growth.  The difference between constant currency growth and reported growth reflects the impact from currency fluctuations in the various currencies in which we operate.

Three months ended December 31, 2016
Worldwide sales for the fourth quarter were $311 million, down 1.6 percent compared to the fourth quarter of 2015.

For the three business franchises, sales were as follows:

Cardiac Surgery
Cardiac Surgery sales, which include cardiopulmonary products and heart valves, were $159 million, representing a 3.2 percent decrease versus the comparable period in 2015.

Sales in cardiopulmonary products were $125 million, down 3.4 percent from the fourth quarter of 2015. A decline in the Company's 3T Heater-Cooler devices, as a result of import restrictions in the U.S., the introduction of our  loaner program across geographies and the timing of heart-lung machine orders in Europe offset share gains and strong demand in Europe and emerging markets for oxygenators.

Heart valve sales, including tissue and mechanical heart valves, were $34 million, a decrease of 2.2 percent compared to the same period the previous year.  Strength in tissue valves, driven by strong demand for Perceval in both the U.S. and Europe was offset by declines in mechanical valves globally, with on-going inventory alignment in emerging markets, particularly China.

Cardiac Rhythm Management (CRM)
CRM sales for the period totaled $61 million, an increase of 1.3 percent as compared to the fourth quarter of 2015, primarily due to the launch of our KORA 250 pacemaker in Japan.

Neuromodulation
Neuromodulation sales were $91 million in the fourth quarter, a slight decline from the prior year period, primarily due to four less selling days this quarter and inventory alignment in our European business, which offset favorable results from the continued adoption of the Company's newest VNS Therapy device, AspireSR, in the U.S.

Financial Performance
On a U.S. GAAP basis, fourth quarter 2016 net loss from operations was $37 million, primarily due to costs related to the 3T Heater-Cooler Remediation Plan, impairment of goodwill in our CRM business franchise and restructuring expenses.  Adjusted income from operations for the fourth quarter of 2016 was $57 million, an increase of 27.9% percent as compared to the fourth quarter of 2015, primarily driven by improvements in gross margin and a significant reduction in operating expenses resulting from merger synergy and restructuring activities.

Full-Year 2016 Results

The following table highlights selected financial worldwide sales for the full-year 2016 compared to the same period in 2015:

	Twelve Months Ended December 31,		% Change	Constant Currency % Change
In $ millions	2016	2015
Cardiopulmonary	$474.4	$476.4	(0.4%)	(0.1%)
Heart Valves	137.3	140.2	(2.1%)	(1.6%)
Cardiac Surgery	611.7	616.6	(0.8%)	(0.5%)
Cardiac Rhythm Management	249.1	260.5	(4.4%)	(4.7%)
Neuromodulation	351.4	324.3	8.3%	8.8%
Other	1.7	3.2	(45.4%)	(42.6%)
Total Net Sales	$1,213.9	$1,204.6	0.8%	1.0%

•	Numbers may not add due to rounding. Constant currency % change is considered a non-GAAP metric.

For discussion purposes, all sales growth rates below reflect comparable, constant currency growth.  The difference between constant currency growth and reported growth reflects the impact from currency fluctuations in the various currencies in which we operate.

Twelve months ended December 31, 2016
Worldwide sales for full-year 2016 were $1.2 billion, up 1.0 percent compared to full-year net sales in 2015, primarily due to strong adoption of AspireSR and the U.S. launch of Perceval, our sutureless valve.

For the three business franchises, sales were as follows:

Cardiac Surgery
Cardiac Surgery sales, which include cardiopulmonary products and heart valves, were $612 million, down slightly versus full-year 2015.

Sales in cardiopulmonary products were $474 million, relatively flat with the full-year 2015, primarily due to a decline in the Company's 3T Heater-Cooler devices, as a result of import restrictions in the U.S. and more recently, the loaner program, offset by strong sales and share gains in INSPIRE, our newest oxygenator.  Heart valve sales, including tissue and mechanical heart valves, were $137 million, a decrease of 1.6 percent compared to the previous year.  Strength in tissue valves, driven by strong demand for Perceval in both the U.S. and Europe, was offset by declines in mechanical valves.

Cardiac Rhythm Management (CRM)
CRM sales totaled $249 million, a decrease of 4.7 percent as compared to full-year 2015.  Positive performance of the Company's newest high-voltage device PLATINIUM and favorable year-over-year results with its KORA 250 pacemaker were offset by declines in our Europe low-voltage business, as a result of continued pricing pressure and delayed product launches.

Neuromodulation
Neuromodulation sales were $351 million for the full-year 2016, an increase of 8.8 percent over the prior year period, driven primarily by continued adoption of the Company's newest VNS Therapy device, AspireSR, and strong new patient growth in the U.S.

Financial Performance
On a U.S. GAAP basis, loss from operations for full-year 2016 was $28 million.  Adjusted income from operations for full-year 2016 was $219 million, an increase of 26.9 percent as compared to full-year 2015.

2017 Projections
LivaNova expects worldwide net sales for full-year 2017 to grow between 1 and 3 percent on a constant-currency basis.  Adjusted diluted earnings per share for 2017 are expected to be in the range of $3.25 to $3.45.

Key non-GAAP reconciliation items to the projected 2017 adjusted diluted earnings per share are as follows:

	Earnings Per Share
Estimated merger and integration charges	$0.05	-	$0.08
Estimated charges for restructuring	$0.29	-	$0.33
Amortization of intangible assets related to purchase price accounting	$0.80
Estimated charges related to equity compensation	$0.29	-	$0.33

In 2017, the company estimates that adjusted cash flow from operations, excluding integration, restructuring and 3T remediation payments, will be in the range of $190 to $210 million.  Capital expenditures are projected to range between $40 million to $50 million. Depreciation and amortization is expected to be in the mid-$30 million range.

"We have created a solid foundation and are on track for continued progress in 2017 with initiatives to advance our growth, drive product launches and fund our equity investments, which remain exciting opportunities for the company," said McDonald. "We expect continued progress as we execute on our synergy targets and retain our focus, energy and discipline as a company. Together, we believe these efforts will enable LivaNova to most effectively serve the needs of our customers and patients, and deliver strong value to our shareholders."

Webcast and Conference Call Instructions
The conference call will be available to interested parties through a live audio webcast commencing at 8:00 a.m. Central time (9:00 a.m. Eastern time, 2:00 p.m. UK time) and accessible through the Investor Relations section of the LivaNova corporate website at www.LivaNova.com.  To listen to the conference call live by telephone, dial (844) 239-5285 (if dialing from within the U.S.) or (512) 961-6524 (if dialing from outside the U.S.).  The conference ID is 40640458.

Within 24 hours of the webcast, a replay will be available under the under the "News & Events / Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 12 months.

About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to improve the lives of patients around the world. LivaNova's advanced technologies and breakthrough treatments provide meaningful solutions for the benefit of patients, healthcare professionals and healthcare systems. Headquartered in London and with a presence in more than 100 countries worldwide, the company employs more than 4,500 employees. LivaNova operates as three business franchises: Cardiac Surgery, Neuromodulation and Cardiac Rhythm Management, with operating headquarters in Mirandola (Italy), Houston (U.S.A.) and Clamart (France), respectively.

Financial Alignment, Combined Sales & Operating Results, Business Franchise Structure and Constant Currency
Cyberonics Inc., the predecessor company to LivaNova, previously reported on a 52/53 week fiscal year calendar ending in April.  With the formal change in the fiscal calendar to a fiscal year ended December 31, the historical Neuromodulation business franchise sales have been aligned to correspond as closely as possible to calendar quarters.

Although LivaNova was a shell company with no business operations until the closing date of the merger on October 19, 2015, the sales results disclosed for periods up to and beyond that date are being provided on a combined basis, a non-GAAP formulation that combines the results of legacy Sorin Group S.p.A. (Sorin) and Cyberonics for the periods completed prior to the merger and periods that include results both before and after the closing of the merger.  The Company believes that presenting the results of Sorin and Cyberonics in such a manner offers a meaningful representation to investors of the combined company's sales for these periods.

Non-GAAP operating results, unaudited, have been included for 2015.  These results have been prepared by management and adjusted for non-GAAP items as if the merger had occurred on January 1, 2015 but should not be considered as an alternative to Proforma Income Statements to be provided in accordance with SEC filings.  Certain adjustments to legacy Sorin operating results have occurred in order to present the results in U.S. dollars and to align these results as closely as possible to the presentation of LivaNova financial results.  Company management uses these measurements as aids in monitoring the Company's ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Management believes that the presentation of these results provides a meaningful representation of the combined company's operating results for the periods presented.

The sales and operating results for legacy Cyberonics for the quarters ended March 31, June 30 and September 30 were aligned to provide comparative information. The actual periods ended on March 27, June 26 and September 25 respectively.

LivaNova (as the successor to Sorin and Cyberonics on a combined basis) operates under a Business Franchise structure with Cardiac Surgery, CRM and Neuromodulation accounting for substantially all of the sales during the periods referred to herein.  The combined company also operates a New Ventures group, dedicated to developing new technologies.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with Generally Accepted Accounting Principles (GAAP). Company management uses these measurements as aids in monitoring the Company's ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.

Unless otherwise noted, all sales growth rates in this release reflect comparable, constant currency growth. Management believes that referring to comparable, constant currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using average exchange rates in effect during the applicable prior year period.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended.  Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations.  Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, "may," "could," "seek," "guidance," "predict," "potential," "likely," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or variations of these terms and similar expressions, or the negative of these terms or similar expressions.  Forward-looking statements contained in this press release are based on information presently available to LivaNova and assumptions that the Company believes to be reasonable, but are inherently uncertain.  As a result, the Company's actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control.  Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net sales, adjusted diluted earnings per share, cash flow from operations, capital expenditures and depreciation and amortization for 2017, advancing our growth, driving product launches and funding our equity investments, executing on our synergy targets and retaining our focus, energy and discipline as a company, serving the needs of our customers and patients, and delivering strong value to our shareholders.  Important factors that may cause actual results to differ include, but are not limited to:  (i) risks that the legacy businesses of Cyberonics, Inc. and Sorin S.p.A. (together, the "combined companies") will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth, or that such benefits may take longer to realize than expected; (ii) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (iii) risks relating to unanticipated costs of integration, including operating costs, customer loss or business disruption being greater than expected; (iv) organizational and governance structure; (v) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (vi) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (vii) the ability to hire and retain key personnel; (viii) the ability to attract new customers and retain existing customers in the manner anticipated; (ix) the reliance on and integration of information technology systems; (x) changes in legislation or governmental regulations affecting LivaNova; (xi) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (xii) conditions in the credit markets; (xiii) business and other financial risks inherent to the industries in which LivaNova operates; (xiv) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xv) LivaNova's international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xvi) and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs.  The foregoing list of factors is not exhaustive.  You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company's business, including those described in the "Risk Factors" section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-4 and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova. LivaNova does not give any assurance (1) that LivaNova will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

All information in this press release is as of the date of its release.  The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law.  If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.  We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release.

For more information, please visit www.LivaNova.com, or contact:
Investor Relations and Media
Karen King
Vice President, Investor Relations & Corporate Communications
Phone: +1 (281) 228-7262
Fax: +1 (281) 218-9332
 e-mail: Corporate.Communications@LivaNova.com

LIVANOVA PLC
QUARTERLY SALES TREND BY BUSINESS UNIT
U.S. dollars in millions, CONSTANT CURRENCY

	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	3Q16	4Q16	FY16	4Q16 vs. 4Q15	FY16 vs. FY15
Net Sales
Cardio Pulmonary	$107.5	$125.9	$113.0	$130.0	$476.4	$113.4	$123.6	$113.3	$125.5	$475.8	(3.4%)	(0.1%)
Heart Valves	34.7	36.4	34.2	34.9	140.2	33.4	37.0	33.4	34.2	137.9	(2.2%)	(1.6%)

Cardiac Surgery Total	142.2	162.3	147.2	164.9	616.6	146.8	160.7	146.6	159.6	613.7	(3.2%)	(0.5%)
CRM	70.4	75.6	53.9	60.7	260.5	62.9	68.1	55.8	61.4	248.2	1.3%	(4.7%)
Neuromodulation	70.1	78.4	84.3	91.5	324.3	81.6	90.1	90.0	91.2	353.0	(0.3%)	8.8%

Other	0.7	0.7	0.8	0.9	3.2	0.5	0.4	0.5	0.4	1.8	(53.5%)	(42.6%)
Total	$283.4	$317.1	$286.1	$318.0	$1,204.6	$291.8	$319.3	$292.9	$312.8	$1,216.8	(1.6%)	1.0%

LIVANOVA PLC
QUARTERLY SALES TREND BY BUSINESS UNIT
U.S. dollars in millions, REPORTED

	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	3Q16	4Q16	FY16	4Q16 vs. 4Q15	FY16 vs. FY15
Net Sales
Cardio Pulmonary	$107.5	$125.9	$113.0	$130.0	$476.4	$110.9	$124.0	$114.8	$124.7	$474.4	(4.0%)	(0.4%)
Heart Valves	34.7	36.4	34.2	34.9	140.2	32.5	37.1	33.7	34.0	137.3	(2.6%)	(2.1%)

Cardiac Surgery Total	142.2	162.3	147.2	164.9	616.6	143.4	161.1	148.5	158.7	611.7	(3.7%)	(0.8%)
CRM	70.4	75.6	53.9	60.7	260.5	61.7	69.6	56.8	61.0	249.1	0.6%	(4.4%)
Neuromodulation	70.1	78.4	84.3	91.5	324.3	81.4	90.0	89.5	90.5	351.4	(1.1%)	8.3%

Other	0.7	0.7	0.8	0.9	3.2	0.4	0.4	0.5	0.4	1.7	(54.7%)	(45.4%)
Total	$283.4	$317.1	$286.1	$318.0	$1,204.6	$287.0	$321.0	$295.3	$310.6	$1,213.9	(2.3%)	0.8%

*  The sales results presented are unaudited.  Numbers may not add due to rounding.

LIVANOVA PLC
QUARTERLY SALES TREND BY REGION
U.S. dollars in millions, REPORTED

	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	3Q16	4Q16	FY16	4Q16 vs. 4Q15	FY16 vs. FY15
Cardio Pulmonary
US	$32.9	$43.0	$39.8	$45.9	$161.7	$34.5	$39.2	$39.4	$41.3	$154.4	(10.0%)	(4.5%)
Europe	33.6	37.1	31.7	35.6	137.9	31.5	34.9	28.3	33.8	128.5	(4.9%)	(6.8%)
Rest of World	41.0	45.9	41.5	48.5	176.9	45.0	49.9	47.2	49.5	191.5	2.2%	8.3%
Total	107.5	125.9	113.0	130.0	476.4	110.9	124.0	114.8	124.7	474.4	(4.0%)	(0.4%)

Heart Valve
US	6.7	6.7	6.1	5.8	25.2	6.5	7.1	7.4	6.8	27.7	17.4%	9.8%
Europe	12.8	13.0	10.3	10.9	46.9	11.4	12.5	9.7	10.7	44.3	(1.6%)	(5.5%)
Rest of World	15.2	16.8	17.8	18.2	68.1	14.7	17.5	16.6	16.5	65.3	(9.6%)	(4.1%)
Total	34.7	36.4	34.2	34.9	140.2	32.5	37.1	33.7	34.0	137.3	(2.6%)	(2.1%)

Cardiac Surgery
US	39.6	49.6	45.9	51.7	186.9	40.9	46.3	46.8	48.1	182.1	(6.9%)	(2.5%)
Europe	46.3	50.0	41.9	46.5	184.8	42.9	47.4	38.0	44.5	172.8	(4.1%)	(6.5%)
Rest of World	56.2	62.7	59.3	66.7	245.0	59.7	67.4	63.7	66.1	256.8	(1.0%)	4.8%
Total	142.2	162.3	147.2	164.9	616.6	143.4	161.1	148.5	158.7	611.7	(3.7%)	(0.8%)

CRM
US	4.5	3.9	3.9	3.1	15.5	3.0	2.3	2.2	2.5	9.9	(20.9%)	(36.0%)
Europe	51.0	52.3	44.8	50.5	198.6	50.0	54.4	44.7	48.1	197.2	(4.8%)	(0.7%)
Rest of World	14.9	19.4	5.1	7.0	46.4	8.7	12.9	9.8	10.5	41.9	49.1%	(9.7%)
Total	70.4	75.6	53.9	60.7	260.5	61.7	69.6	56.8	61.0	249.1	0.6%	(4.4%)

Neuromodulation
US	57.5	63.6	70.9	76.8	268.8	70.2	75.8	74.9	77.6	298.5	1.0%	11.0%
Europe	8.7	8.9	8.4	9.2	35.2	6.4	9.4	8.5	7.7	31.9	(15.8%)	(9.2%)
Rest of World	3.9	6.0	4.9	5.5	20.3	4.8	4.9	6.2	5.2	21.0	(5.2%)	3.3%
Total	70.1	78.4	84.3	91.5	324.3	81.4	90.0	89.5	90.5	351.4	(1.1%)	8.3%

Other
US	—	—	—	----	----	—	—	—	—	—	N/A	N/A
Europe	—	—	—	0.2	0.3	0.1	0.1	—	—	0.1	N/A	N/A
Rest of World	0.7	0.7	0.8	0.7	2.9	0.4	0.3	0.5	0.4	1.6	(36.2%)	(44.1%)
Total	0.7	0.7	0.8	0.9	3.2	0.4	0.4	0.5	0.4	1.7	(54.7%)	(45.4%)

Total
US	101.6	117.1	120.8	131.6	471.2	114.1	124.4	123.8	128.1	490.5	(2.7%)	4.1%
Europe	106.1	111.2	95.2	106.4	418.8	99.3	111.2	91.2	100.3	402.1	(5.7%)	(4.0%)
Rest of World	75.7	88.8	70.2	79.9	314.6	73.5	85.4	80.2	82.2	321.4	2.8%	2.1%
Total	$283.4	$317.1	$286.1	$318.0	$1,204.6	$287.0	$321.0	$295.3	$310.6	$1,213.9	(2.3%)	0.8%

* The sales results presented are unaudited.  Numbers may not add due to rounding.

LIVANOVA PLC
QUARTERLY SALES TREND BY REGION
U.S. dollars in millions, CONSTANT CURRENCY

	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	3Q16	4Q16	FY16	4Q16 vs. 4Q15	FY16 vs. FY15
Cardio Pulmonary
US	$32.9	$43.0	$39.8	$45.9	$161.7	$34.5	$39.2	$39.4	$41.3	$154.4	(10.0%)	(4.5%)
Europe	33.6	37.1	31.7	35.6	137.9	32.4	34.6	28.8	35.4	131.1	(0.5%)	(4.9%)
Rest of World	41.0	45.9	41.5	48.5	176.9	46.6	49.8	45.1	48.8	190.3	0.6%	7.6%
Total	107.5	125.9	113.0	130.0	476.4	113.4	123.6	113.3	125.5	475.8	(3.4%)	(0.1%)

Heart Valve
US	6.7	6.7	6.1	5.8	25.2	6.5	7.1	7.4	6.8	27.7	17.4%	9.8%
Europe	12.8	13.0	10.3	10.9	46.9	11.7	12.4	9.9	11.1	45.0	1.7%	(4.0%)
Rest of World	15.2	16.8	17.8	18.2	68.1	15.2	17.6	16.1	16.3	65.2	(10.6%)	(4.3%)
Total	34.7	36.4	34.2	34.9	140.2	33.4	37.0	33.4	34.2	137.9	(2.2%)	(1.6%)

Cardiac Surgery
US	39.6	49.6	45.9	51.7	186.9	40.9	46.3	46.8	48.1	182.1	(6.9%)	(2.5%)
Europe	46.3	50.0	41.9	46.5	184.8	44.0	47.0	38.7	46.5	176.1	0.0%	(4.7%)
Rest of World	56.2	62.7	59.3	66.7	245.0	61.8	67.4	61.2	65.1	255.5	(2.5%)	4.3%
Total	142.2	162.3	147.2	164.9	616.6	146.8	160.7	146.6	159.6	613.7	(3.2%)	(0.5%)

CRM
US	4.5	3.9	3.9	3.1	15.5	3.0	2.3	2.2	2.5	9.9	(20.9%)	(36.0%)
Europe	51.0	52.3	44.8	50.5	198.6	51.2	53.5	44.8	49.2	198.7	(2.7%)	0.1%
Rest of World	14.9	19.4	5.1	7.0	46.4	8.7	12.3	8.8	9.8	39.6	39.7%	(14.7%)
Total	70.4	75.6	53.9	60.7	260.5	62.9	68.1	55.8	61.4	248.2	1.3%	(4.7%)

Neuromodulation
US	57.5	63.6	70.9	76.8	268.8	70.2	75.8	74.9	77.6	298.5	1.0%	11.0%
Europe	8.7	8.9	8.4	9.2	35.2	6.6	9.4	9.0	8.4	33.5	(8.2%)	(4.9%)
Rest of World	3.9	6.0	4.9	5.5	20.3	4.8	4.9	6.1	5.2	21.1	(4.5%)	3.6%
Total	70.1	78.4	84.3	91.5	324.3	81.6	90.1	90.0	91.2	353.0	(0.3%)	8.8%

Other
US	—	—	—	—	—	—	—	—	—	—	N/A	N/A
Europe	—	—	—	0.2	0.3	0.1	0.1	—	—	0.1	N/A	N/A
Rest of World	0.7	0.7	0.8	0.7	2.9	0.5	0.3	0.5	0.4	1.7	(34.7%)	(41.1%)
Total	0.7	0.7	0.8	0.9	3.2	0.5	0.4	0.5	0.4	1.8	(53.5%)	(42.6%)

Total
US	101.6	117.1	120.8	131.6	471.2	114.1	124.4	123.8	128.1	490.5	(2.7%)	4.1%
Europe	106.1	111.2	95.2	106.4	418.8	101.9	110.0	92.5	104.0	408.4	(2.2%)	(2.5%)
Rest of World	75.7	88.8	70.2	79.9	314.6	75.8	84.9	76.6	80.6	317.9	0.8%	1.0%
Total	$283.4	$317.1	$286.1	$318.0	$1,204.6	$291.8	$319.3	$292.9	$312.8	$1,216.8	(1.6%)	1.0%

* The sales results presented are unaudited.  Numbers may not add due to rounding.

LIVANOVA PLC
QUARTERLY SALES
U.S. dollars in millions

	Three Months Ended December 31, 2016

	2016	2015	% Change at Actual Currency Rates	% Change at Constant Currency Rates
Cardio Pulmonary
US	$41.3	$45.9	(10.0%)	(10.0%)
Europe	33.8	35.6	(4.9%)	(0.5%)
Rest of World	49.5	48.5	2.2%	0.6%
Total	124.7	130.0	(4.0%)	(3.4%)

Heart Valve
US	6.8	5.8	17.4%	17.4%
Europe	10.7	10.9	(1.6%)	1.7%
Rest of World	16.5	18.2	(9.6%)	(10.6%)
Total	34.0	34.9	(2.6%)	(2.2%)

Cardiac Surgery
US	48.1	51.7	(6.9%)	(6.9%)
Europe	44.5	46.5	(4.1%)	0.0%
Rest of World	66.1	66.7	(1.0%)	(2.5%)
Total	158.7	164.9	(3.7%)	(3.2%)

CRM
US	2.5	3.1	(20.9%)	(20.9%)
Europe	48.1	50.5	(4.8%)	(2.7%)
Rest of World	10.5	7.0	49.1%	39.7%
Total	61.0	60.7	0.6%	1.3%

Neuromodulation
US	77.6	76.8	1.0%	1.0%
Europe	7.7	9.2	(15.8%)	(8.2%)
Rest of World	5.2	5.5	(5.2%)	(4.5%)
Total	90.5	91.5	(1.1%)	(0.3%)

Other
US	—	—	N/A	N/A
Europe	—	0.2	N/A	N/A
Rest of World	0.4	0.7	(36.2%)	(34.7%)
Total	0.4	0.9	(54.7%)	(53.5%)

Total
US	128.1	131.6	(2.7%)	(2.7%)
Europe	100.3	106.4	(5.7%)	(2.2%)
Rest of World	82.2	79.9	2.8%	0.8%
Total	$310.6	$318.0	(2.3%)	(1.6%)

* The sales results presented are unaudited.  Numbers may not add due to rounding.

LIVANOVA PLC
FY16 SALES
U.S. dollars in millions

	Twelve Months Ended December 31, 2016

	2016	2015	% Change at Actual Currency Rates	% Change at Constant Currency Rates
Cardio Pulmonary
US	$154.4	$161.7	(4.5%)	(4.5%)
Europe	128.5	137.9	(6.8%)	(4.9%)
Rest of World	191.5	176.9	8.3%	7.6%
Total	474.4	476.4	(0.4%)	(0.1%)

Heart Valve
US	27.7	25.2	9.8%	9.8%
Europe	44.3	46.9	(5.5%)	(4.0%)
Rest of World	65.3	68.1	(4.1%)	(4.3%)
Total	137.3	140.2	(2.1%)	(1.6%)

Cardiac Surgery
US	182.1	186.9	(2.5%)	(2.5%)
Europe	172.8	184.8	(6.5%)	(4.7%)
Rest of World	256.8	245.0	4.8%	4.3%
Total	611.7	616.6	(0.8%)	(0.5%)

CRM
US	9.9	15.5	(36.0%)	(36.0%)
Europe	197.2	198.6	(0.7%)	0.1%
Rest of World	41.9	46.4	(9.7%)	(14.7%)
Total	249.1	260.5	(4.4%)	(4.7%)

Neuromodulation
US	298.5	268.8	11.0%	11.0%
Europe	31.9	35.2	(9.2%)	(4.9%)
Rest of World	21.0	20.3	3.3%	3.6%
Total	351.4	324.3	8.3%	8.8%

Other
US	—	—	N/A	N/A
Europe	0.1	0.3	N/A	N/A
Rest of World	1.6	2.9	(44.1%)	(41.1%)
Total	1.7	3.2	(45.4%)	(42.6%)

Total
US	490.5	471.2	4.1%	4.1%
Europe	402.1	418.8	(4.0%)	(2.5%)
Rest of World	321.4	314.6	2.1%	1.0%
Total	$1,213.9	$1,204.6	0.8%	1.0%

* The sales results presented are unaudited.  Numbers may not add due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (LOSS)
U.S. dollars in millions, except per share amounts

Three Months Ended December 31, 2016
Net sales	$310.6
Cost of sales	111.3
Product remediation	35.3
Gross Profit	164.0

Operating expenses
Selling, general and administrative	123.5
Research and development	28.4
Merger and integration expense	—
Restructuring expense	18.7
Amortization of intangibles	11.6
Goodwill Impairment	18.3

Total operating expenses	200.5
Income (loss) from operations	(36.5

Interest income (expense), net	(3.4
Foreign exchange and other - gain (loss)	3.5
Income (loss) before income taxes	(36.3

Loss from equity method investments	(3.2
Income tax expense (benefit)	(9.8
Net (loss) income	($29.8)

Earnings (Loss) Per Common Share:
Basic	($0.61)
Diluted	($0.61)

Weighted Average Common Shares Outstanding
Basic	48.5
Diluted	48.5

Adjusted Gross Profit (1)	$200.1
Adjusted SG&A (1)	$115.0
Adjusted R&D (1)	$28.0
Adjusted Income from Operations (1)	$57.1
Adjusted Net Income (1)	$41.5
Adjusted Diluted Earnings Per Share (1)	$0.85

Statistics (as a % of net sales, except for income tax rate)
	GAAP Three Months Ended December 31,	Adjusted (1) Three Months Ended December 31,
	2016	2016	2015
Gross Profit	52.8%	64.4%	61.9%
SG&A	39.8%	37.0%	36.8%
R&D	9.1%	9.0%	11.1%
Income (loss) from Operations	(11.7%)	18.4%	14.0%
Net (loss) income	(9.6%)	13.4%	n/a
Income Tax Rate	(26.9%)	21.0%	n/a

(1) Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled to compare GAAP financial measures in the Reconciliation of GAAP to non-GAAP Financial Measures contained in the press release.
* Numbers may not add due to rounding. n/a is not applicable; there is no applicable adjusted net income or tax rate reported for 4Q15.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (LOSS)
U.S. dollars in millions, except per share amounts

Twelve Months Ended December 31, 2016
Net sales	$1,213.9
Cost of sales	472.0
Product remediation	37.5
Gross Profit	704.4

Operating expenses
Selling, general and administrative	469.2
Research and development	122.5
Merger and integration expense	20.5
Restructuring expense	55.9
Amortization of intangibles	45.5
Goodwill impairment	18.3

Total operating expenses	732.0
Income (loss) from operations	(27.6

Interest income (expense), net	(8.9
Foreign exchange and other - gain (loss)	3.5
Income (loss) before income taxes	(33.0

Loss from equity method investments	(22.6
Income tax expense (benefit)	7.1
Net (loss) income	($62.8)

Earnings (Loss) Per Common Share:
Basic	($1.29)
Diluted	($1.29)

Weighted Average Common Shares Outstanding
Basic	48.9
Diluted	48.9

Adjusted Gross Profit (1)	$784.6
Adjusted SG&A (1)	$445.5
Adjusted R&D (1)	$120.5
Adjusted Income from Operations (1)	$218.6
Adjusted Net Income (1)	$149.3
Adjusted Diluted Earnings Per Share (1)	$3.05

Statistics (as a % of net sales, except for income tax rate)
	GAAP Twelve Months Ended December 31,	Adjusted (1) Twelve Months Ended December 31,
	2016	2016	2015
Gross Profit	58.0%	64.6%	63.1%
SG&A	38.7%	36.7%	36.9%
R&D	10.1%	9.9%	11.9%
Income (loss) from Operations	(2.3%)	18.0%	14.3%
Net (loss) income	(5.2%)	12.3%	n/a
Income Tax Rate	21.6%	24.9%	n/a

(1) Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled to compare GAAP financial measures in the Reconciliation of GAAP to non-GAAP Financial Measures contained in the press release.
* Numbers may not add due to rounding.  n/a is not applicable; there is no applicable adjusted net income or tax rate reported for FY15.

LIVANOVA PLC AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
U.S. dollars in millions, except per share amounts

Three Months Ended December 31, 2016		Sales	Gross Profit	Income From Operations	Net Income (Loss)	Diluted EPS
GAAP Financial Measures		$310.6	$164.0	($36.5)	($29.8)	($0.61)
Specified Items
	Merger and integration expense (A)		—	—	—	—
	Restructuring expense (B)		—	18.7	12.1	0.25
	Amortization of intangible assets (C)		0.9	12.9	13.4	0.27
	Impairment of goodwill (D)		—	18.3	18.3	0.38
	3T product remediation (E)		35.3	35.3	23.8	0.49
	Other Income Expenses & Litigations (F)		—	4.3	3.6	0.07
	Impact of inventory step-up (G)		—	—	—	—
	Equity compensation (H)		(0.1)	4.0	1.7	0.03
	Certain tax adjustments (I)		—	—	(1.6)	(0.03)
Adjusted financial measures		$310.6	$200.1	$57.1	$41.5	$0.85

GAAP results for the three months ended December 31, 2016 include:
(A)	Expenses related to merger and integration activities
(B)	Corporate-related severance, shared-service synergies and recent organizational changes
(C)	Amortization expense associated with intangible assets recorded at fair value in purchase accounting
(D)	Impairment of CRM segment goodwill
(E)	Costs related to the 3T Heater-Cooler Remediation Plan
(F)
Cost of $2.6M related to the reassessment of earn-out provisions for two legacy distributor acquisitions; $0.7M related to a provision for a tax penalty for previous years under audit in a foreign jurisdiction

(G)	Includes amortization of inventory step-up associated with purchase accounting
(H)	Includes $4.0M related to SG&A, $0.1M related to R&D, and $0.1M related to Cost of Sales
(I)	Relates to the impact of restructuring initiatives, including IP migration

Twelve Months Ended December 31, 2016		Sales	Gross Profit	Income From Operations	Net Income (Loss)	Diluted EPS
GAAP Financial Measures		$1,213.9	$704.4	($27.6)	($62.8)	($1.29)
Specified Items
	Merger and integration expense (A)		—	20.5	14.6	0.30
	Restructuring expense (B)		—	55.9	45.5	0.93
	Amortization of intangible assets (C)		6.8	52.4	42.5	0.87
	Impairment of goodwill (D)		—	18.3	18.3	0.37
	3T product remediation (E)		37.5	37.5	24.8	0.51
	Other Income Expenses & Litigations (F)		—	6.9	4.7	0.10
	Write-off of investment in minorities (G)		—	—	9.2	0.19
	Impact of inventory step-up (H)		35.2	35.2	26.3	0.54
	Equity compensation (I)		0.7	19.3	14.5	0.30
	Certain tax adjustments (J)		—	—	11.4	0.23
Adjusted financial measures		$1,213.9	$784.6	$218.6	$149.3	$3.05

GAAP results for the twelve months ended December 31, 2016 include:
(A)	Expenses related to merger and integration activities
(B)	CRM restructuring announced March 10, 2016, corporate-related severance, shared-service synergies and recent organizational changes
(C)	Amortization expense associated with intangible assets recorded at fair value in purchase accounting
(D)	Impairment of CRM segment goodwill
(E)	Costs related to the 3T Heater-Cooler Remediation Plan
(F)
Includes a gain recognized for the reimbursement of $4.7M of earthquake damages incurred in Mirandola (Italy) in 2012; $5.0M for the reserve of certain receivables from a Greece distributor; $2.6M related to the reassessment of earn-out provisions for two legacy distributor acquisitions;  $0.8M related litigation settlements with two independent sales agent; $0.7M related to accruals for tax penalties related to previous years; $2.5M related to other litigation

(G)	$9.2M related to the impairment of a purchase option for Respicardia
(H)	Includes amortization of inventory step-up associated with purchase accounting
(I)	Includes $17.7M related to SG&A, $0.9M related to R&D, and $0.7M related to Cost of Sales
J)	Relates to the impact of restructuring initiatives, including IP migration

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. dollars in millions

	December 31, 2016	December 31, 2015
ASSETS	(Unaudited)

Current Assets:
Cash and cash equivalents	$39.8	$112.6
Short-term investments	—	7.0
Accounts receivable, net	275.7	272.4
Inventories	183.5	212.4
Prepaid and refundable income taxes	60.6	42.4
Prepaid expenses and other current assets	60.5	26.6
Total Current Assets	620.1	673.4
Property, plant and equipment, net	223.8	244.6
Goodwill	691.7	745.4
Intangible assets, net	609.2	658.9
Investments	61.1	77.5
Deferred tax assets net	6.0	153.5
Other assets	130.7	5.4
Total Assets	$2,342.6	$2,558.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$47.7	$82.5
Accounts payable	93.0	109.6
Accrued liabilities	75.6	63.0
Income taxes payable	22.3	26.7
Accrued employee compensation and related benefits liability	78.3	77.3
Total Current Liabilities	316.8	359.1
Long-term debt obligations	75.2	91.8
Deferred income taxes liability	172.5	235.5
Long-term employee compensation and related benefits liability	31.7	31.1
Other long-term liabilities	39.5	29.7
Total Liabilities	635.7	747.3
Total Stockholders' Equity	1,706.9	1,811.5
Total Liabilities and Stockholders' Equity	$2,342.6	$2,558.7
* Numbers may not add due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
U.S. dollars in millions
(Unaudited)
Twelve Months Ended December 31st, 2016
Cash Flows from Operating Activities:
Net (loss) Income	($62.8)
Non-cash items included in net (loss) income :
Depreciation	39.9
Amortization	45.5
Stock-based compensation	19.6
Amortization of prepaid income taxes on intercompany transfers	26.0
Deferred income tax (benefit) expense	(26.7)
Impairment of goodwill	18.3
Impairment of property, plant and equipment	6.0
Loss from equity method investments	22.6
Other	10.2
Changes in operating assets and liabilities:
Accounts receivable, net	(16.4)
Inventories	26.7
Other current and non-current assets	(32.7)
Restructuring reserve	12.4
Accounts payable and accrued current and non-current liabilities	1.6
Net cash provided by operating activities	90.2

Cash Flow from Investing Activities:
Purchase of short-term investments	(7.1)
Maturities of short-term investments	14.1
Purchase of property, plant and equipment	(35.3)
Intangible assets purchases	(1.9)
Purchase of Equity and Cost Method Investments	(8.0)
Net cash used in investing activities	(38.2)

Cash Flow From Financing Activities:
Short-term borrowing (repayments) borrowing, net	(33.7)
Proceeds from long term debt obligations	7.2
Repayment of long-term debt obligations	(21.1)
Repayment of trade receivable advances	(23.8)
Loans to equity method investees	(6.3)
Proceeds from exercise of options for stock	8.3
Realized excess tax benefits - stock based compensation	2.1
Share repurchases	(54.5)
Cash settlement of compensation-based stock units	(2.7)
Other financial assets and liabilities	0.1
Net cash used in financing activities	(124.3)

Effect of exchange rate changes on cash and cash equivalents	(0.4)
Net decrease in cash and cash equivalents	(72.8)

Cash and cash equivalents at beginning of period	112.6
Cash and cash equivalents at end of period	$39.8

* Numbers may not add due to rounding.

Supplementary disclosure of Cash Flow Information:
Cash paid for interest	7.4
Cash paid for income taxes	47.8